Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Pacific Drilling S.A.:

We consent to the use of our report dated August 15, 2011, with respect to the balance sheet of Pacific Drilling S.A. as of March 11, 2011, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas

November 7, 2011